EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, William Mandel, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.
the Quarterly Report on Form 10-Q of Kelvin Medical Inc. for the three months ended March 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Kelvin Medical Inc.

Dated: May 15, 2017

/s/William Mandel
William Mandel, Chief Executive Officer and Principal Financial Officer

*
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Kelvin Medical Inc. and will be retained by Kelvin Medical Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This written statement accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission, and will not be incorporated by reference into any filing of Kelvin Medical Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, irrespective of any general incorporation language contained in such filing.